Exhibit 99.1

Ideanomics Divests Grapevine and Invests in Hoo.be by FNL Technologies

- FNL Technologies owns and operates social media platform hoo.be

- Ideanomics invests in FNL, with FNL acquiring Grapevine as part of the deal

New York, NY April 21, 2021/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), is pleased to announce an investment into FNL Technologies (“FNL”), to include the sale of Grapevine Village to FNL as part of the deal. The deal has Ideanomics injecting cash and stock consideration into FNL, in addition to FNL acquiring 100% of Grapevine Logic, Inc. from Ideanomics in exchange for approximately 20% ownership in FNL. The details of the transaction will be filed under form 8-k.

FNL Technologies owns and operates social media platform hoo.be, a popular online platform which enables online influencers, artists, athletes, personalities, and businesses provide followers with a single place to access all official social media platforms. Hoo.be is used by leading online influencers, artists, athletes, and more, including 50 Cent, Chris Paul, Manon Mathews, and Steve Aoki.

“We are delighted to make this investment into FNL, with their fast-growing hoo.be platform a strategic growth partner for Grapevine’s influencer marketing offering. Since announcing our planned divestiture of Grapevine, we have been looking for a strong partner which would allow Grapevine to flourish and Jordan and the team at FNL impressed us as a synergistic partner to help boost Grapevine’s growth and expansion plans going forward” said Alf Poor, CEO of Ideanomics.

“We’re grateful for the support of the whole team at Ideanomics, whose investment and network will open up significant doors to help us evolve and scale our platform. Our current mission is to help our core users monetize their platforms and drive new levels of awareness and traffic to their desired destinations. We’re beyond excited to work alongside the leaders of Grapevine, Kristen Standish & Charity Richins, who have a successful track record with years of experience in leading winning projects.” Said Jordan Greenfield, CEO of Hoo.be

About hoo.be

hoo.be offers one hub for all of your online profiles, content, shops & more that audiences can access with one click - from any platform. Hoo.be solves the problem of being able to only feature one link at a time in your social media bio. Hoo.be has adopted the “invite-only” model of platforms in order to help users stand out in an increasingly fragmented & noisy online world. With high demand to join, hoo.be has already attracted popular users such as Chris Paul, Steve Aoki, Lewis Howes, Dayna Marie, 50 Cent, Katie Austin and others who have switched from competitors for a fresh new design and features that bring their social bios to life. The company plans to introduce new monetization options for their users, along with features for consumers to discover more from their favorites on social media - from NBA Allstars, to viral TikTok’ers, hoo.be plans to lead a new era in the social influencer & content creator space. Check out the top users currently trending on hoo.be.

About Ideanomics

Ideanomics is a catalyst for disruption to those industries where improvements in sustainability, transparency, and freedom of choice would have profound benefits on a global scale. The Ideanomics Mobility division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, Ideanomics Mobility & Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Investor Relations and Media Contact

Hoo.be

Kayla Birmingham

press@hoo.be

Ideanomics, Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018

ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com